Exhibit 1.01

CAMBIUM NETWORKS CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1, 2022 TO DECEMBER 31, 2022

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Cambium Networks Corporation and its subsidiaries (herein referred to as “Cambium Networks,” the “Company,” “we,” “our” and “us”) is committed to fair trade practices and a company culture that promotes social responsibility, as well as to working with suppliers that share our values regarding human rights, ethics, and environmental responsibility. We are supportive of industry-wide efforts to responsibly source components used in the manufacture of our products. As Cambium Networks does not directly procure minerals from mines, or the smelters or refiners (“SORs”) that process them, we work to advance responsible mineral sourcing in our supply chain through our policies and due diligence practices of our third-party manufacturers. A copy of our Responsible Minerals Policy Statement as well as our Supplier Code of Conduct is available on the Company’s website at https://www.cambiumnetworks.com/about-cambium/environmental-social-and-corporate-governance/.

About this Report

This Conflict Minerals Report has been prepared by Cambium Networks in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1” or “Rule”) for the reporting period January 1 to December 31, 2022. Rule 13p-1 requires the disclosure of certain information by companies that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products. These minerals are currently defined by the SEC as Cassiterite, Columbite, Tantalite (Coltan), Gold, Wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten, and gold (collectively or individually, as appropriate, “3TG” or “Conflict Minerals”) originating from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and that financed or benefited armed groups in any of these countries.

Company Overview

We design, develop, and manufacture wireless broadband and Wi-Fi networking infrastructure solutions for a wide range of applications, including broadband access, wireless backhaul, Industrial Internet of Things (IIoT), public safety communications and Wi-Fi access. Our products are used by businesses, governments, and service providers to build, expand and upgrade broadband networks. Our product lines fall into three broad, interrelated categories: Fixed Wireless Broadband (FWB), Enterprise networking, and Subscription and Services. The FWB portfolio spans point-to-point (PTP) and point-to-multi-point (PMP) architectures over multiple standards, including IEEE 802.11 and 3GPP (Third Generation Partnership Program) and frequency bands, including licensed, unlicensed, and lightly licensed spectrum. The Enterprise portfolio includes Wi-Fi access points, wireless aware switches, and other networking devices.

We were formed in 2011 when Cambium Networks acquired the Point-to-Point, or PTP, and Point-to-Multi-Point, or PMP, businesses from Motorola Solutions. Following the acquisition, we renamed the business Cambium Networks, and we leveraged the technology to continue to develop and offer an extensive portfolio of reliable, scalable and secure enterprise-grade fixed wireless broadband and PTP and PMP platforms, Wi-Fi, switch and IIoT solutions.

Products Overview

We offer a portfolio of FWB, Enterprise Network and Subscription and Services. Our products can be categorized into our PTP backhaul, PMP distribution, Enterprise networking, cnMaestro X a cloud-based network management architecture that allows users to remotely configure, monitor, and manage their wireless network. The Enterprise portfolio includes Wi-Fi access points, wireless aware switches, and other networking devices. Advanced services offered in conjunction with this platform include application visibility and control which is used to optimize end user experiences; integrated security gateway and SD-WAN for small and medium business; and automated and intelligent network optimization. We also offer a number of other network management and monitoring tools, such as cnMaestro, XMS Cloud, LINKPlanner, cnHeat, Swift, and cnArcher, to further improve ease of use and network performance (“Covered Products”).

Supply Chain Overview

We generally manufacture our products through third party manufacturers. As a result, we rely on our third-party manufacturers and component suppliers to provide information on the origins of Conflict Minerals necessary to the functionality or production of our products. We have no business relationship with any of the SORs involved in producing Conflict Minerals or with any of their respective suppliers.

For certain products, we outsource both the design and manufacture of the product and distribute the product under our name on a white label basis.

Our third-party manufacturing partners generally procure the components needed to build and assemble our products according to our design specifications. Our third-party manufacturers procure components and assemble our products based on our demand forecasts.

Once the completed products are manufactured and tested, configured, inspected and pass quality control inspection, our third-party manufacturers ship the products to our direct fulfillment facilities. We outsource the warehousing and delivery of our products at these fulfillment facilities to a third-party logistics provider for worldwide fulfillment. Our products are installed by network operators or by third-party service providers such as system integrators or value-added resellers on behalf of the end user customer.

Reasonable Country of Origin Review

For the reporting period from January 1 to December 31, 2022, we conducted reasonable country of origin inquiry (“RCOI”) activities to determine the source and chain of custody of the Conflict Minerals that are necessary to the functionality or production of our products to ascertain whether any Conflict Minerals are included in our Covered Products (as defined in Rule 13p-1) and originated in a Covered Country.

To perform our RCOI, we surveyed our third-party manufacturers, prioritizing our largest suppliers in this process to collect information and raise awareness of our expectations relating to Conflict Minerals. We asked the third-party manufacturers to tell us (i) whether the products they supply to us (or their components) contained Conflict Minerals, and (ii) if they did, to provide information regarding the source of Conflict Minerals contained in those products and components. We relied on our third-party manufacturers to provide us with information about the source of Conflict Minerals contained in the products and components they supplied to us.

Although we have been able to achieve a significant level of transparency as a result of our review of information provided by our supply chain partners, due to the complexity of our supply chain, we have been unable to determine the origin of all of the Conflict Minerals used in our products with absolute certainty.

Cambium Networks’ Responsible Minerals Program Design

We have implemented a process that allows for the identification of suppliers within our supply chain and the country of origin of minerals, using supplier surveys. We have obtained information with respect to the source and chain of custody of the 3TG contained in our products based on a survey of our third-party manufacturers using the Conflict Minerals Reporting Template (“CMRT”), a free, standardized reporting template developed by the Responsible Minerals Initiative, a resource for companies from a range of industries addressing responsible mineral sourcing issues in their supply chains. The CMRT facilitates the transfer of information through the supply chain regarding mineral country of origin and the SORs being utilized. The template also facilitates the identification of new SORs. We must rely on third-party manufacturers to provide information whether Conflict Minerals are included in our Covered Products and, if so, the country of origin. Our third-party manufacturers determine and conduct their own “reasonable country of origin inquiry” survey regarding the origins of the Conflict Minerals included in the Covered Products and provide us with written certifications regarding the results of such inquiries.

The responses from the CMRT are collected in a database that we maintain that allows us to track responses and perform due diligence on that data. We use a third party resource to analyze the results of the CMRTs that we collect from our third-party suppliers, including the data transmitted by our suppliers to provide reports to us indicating the use of 3TG minerals in the supplier's products, details on the origin of 3TG minerals, specifically to the smelter level in the supply chain, details on 3TG minerals sourced from a supplier of recycled or scrap 3TG, whether each supplier has identified all of the smelters used by the company and its suppliers, the list of all smelters used per supplier and overall and whether the smelters identified are validated as conflict-free smelters.

Once we receive CMRT responses, we analyze them. Suppliers that provided, in our judgment, incomplete information, are contacted again in order to obtain additional information, and/or seek clarification, and we track and monitor the completion of CMRTs by suppliers to try to obtain any missing CMRTs. Our policy is to conduct follow-up communications with suppliers whose CMRTs are incomplete or missing.

Cambium Networks 2022 RCOI and Due Diligence Measures and Results

During 2022, Cambium Networks surveyed its suppliers using the CMRTs. In total, we surveyed 446 suppliers, of which 91% returned CMRTs to Cambium Networks. As a downstream purchaser, however, our diligence processes depend upon our third-party manufacturers seeking data within their supply chains to identify the original sources of Conflict Minerals, and some of our third-party manufacturers have advised us that they did not receive responses to their requests for due diligence information from all of their suppliers.

The CMRT that we distributed to our third-party manufacturers requests that such third-party manufacturers provide information on the SORs that they or the vendors in their supply chains use to process Conflict Minerals. We relied on responses from such third-party manufacturers in order to determine the facilities used to process the Conflict Minerals used in our products. Certain suppliers responded that they were unable to provide all SOR information at this time and we are continuing to follow up on these responses. Many of the responses that we received provided information at the supplier level, which is not sufficient to tie the products supplied to us back to the SORs in our supply chain. However, the responses we did receive from our third-party manufacturers identified no SORs as potential sources of Conflict Minerals that were reported to be in our supply chain. Due to the use of company-wide surveys by some suppliers and the multiple levels of suppliers in our supply chain we are unable to determine with certainty a complete list of SORs that actually provide Conflict Minerals used in our products. However, we believe the SORs used in our products may include those listed on Appendix A hereto.

Based on the data provided by our third-party manufacturers, we concluded that we are unable to determine the country of origin of all of the Conflict Minerals in our supply chain during the reporting period, whether the Conflict Minerals came from recycled or scrap sources, the facilities used to process them, or their mine or location of origin.

Based on the certifications provided by our third-party manufacturers and our review of the SOR lists they provided to us, to the extent available, against the CFSI list of compliant SORs, we have no reason to believe that any of our Covered Products contain Conflict Minerals originating from the Covered Countries. We have therefore concluded that we are not required to conduct further due diligence on the supply chain or submit a Conflict Minerals Report with this disclosure.

In accordance with the Rule, this report will be made available on the Company’s website in the SEC Filings section of the Investor Relations page of the Company’s website at https://investors.cambiumnetworks.com/financial-information/sec-filings as soon as practicable after filing.

Location of Smelters and Refiners

We reviewed surveys on Conflict Minerals from an aggregate total of approximately 406 suppliers. Some of these suppliers provided information at a part number level and were able to specifically identify the smelters from which their minerals were procured. Other suppliers provided their complete list of smelters, but were unable to identify the specific smelters from which any minerals used in our products were procured. As some of the surveys we received are company-wide and not product specific, we believe these surveys may include SORs that do not provide Conflict Minerals that are used in our products. We believe the SORs used in our products may include those listed on Appendix A.

Ongoing Risk Mitigation Activities

We are continually trying to identify risks within our supply chain and to improve our compliance with fair trade practices and ethical sourcing in the manufacture of our products. If any Covered Country-supported source is found to benefit armed groups, we plan to work to remove such suppliers from our supply chain in accordance with our environmental standards and our Responsible Minerals Policy.

We intend to take the following steps to improve our due diligence measures and to further mitigate the risk that the 3TG contained in our products could benefit armed groups in the Covered Countries:

•
Policy Management: Cambium Networks reviews its process for reviewing and removing the use of Conflict Minerals within its supply chain, and will continue to build compliance activities within our supply chain management and product lifecycle activities.
•
Due Diligence Plan: We plan to continue to enhance communication and engagement with our third-party manufacturers to improve data accuracy and completeness, and we intend to continue to exert influence throughout our supply chain to improve the quality of information provided by our suppliers. We also plan to continue to request that all our suppliers provide a completed and accurate CMRT for the products that such suppliers manufacture for us that include Conflict Minerals.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence process improvement made in this Conflict Minerals Report, as well as certain other statements made in this Conflict Minerals Report, are forward-looking in nature and are based on Cambium Networks management's current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Cambium Networks’ control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Cambium Networks’) are not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report unless expressly incorporated by reference herein.

INHERENT LIMITATIONS ON DUE DILIGENCE MEASURES

Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of Conflict Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of Conflict Minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Appendix A: List of Smelters and Refiners

The following list contains the SORs that may have been used to process 3TG used in Cambium Networks’ products based on information provided by Cambium Networks’ suppliers on the CMRT. Suppliers may have provided SOR information regarding their entire upstream supply chain, rather than SOR information relating only to SOR facilities that contributed 3TG used in Cambium Networks’ products. Cambium Networks does not have direct relationships with these SORs or their suppliers. We continue to work with our suppliers to improve due diligence efforts and remove SORs that violate our Responsible Minerals Policy or that otherwise meet certain criteria relating to sourcing risk. This list is accurate as of May 04, 2023.

Material	Smelter Name	Smelter Country	Smelter Identification
Gold	Advanced Chemical Company	United States of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold LLC	United Arab Emirates	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Chimet S.p.A.	Italy	CID000233
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359
Gold	Eco-System Recycling Co., Ltd.	Japan	CID000425
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Geib Refining Corporation	United States of America	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	HeeSung Metal Ltd.	Korea, Republic of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	Hong Kong	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857

Material	Smelter Name	Smelter Country	Smelter Identification
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	NH Recytech Company	Korea, Republic of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Remondis Argentia B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Samduck Precious Metals	Korea, Republic of	CID001555
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Torecom	Korea, Republic of	CID001955
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	"RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd."	China	CID001522
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	D Block Metals, LLC	United States of America	CID002504
Tantalum	Exotech Inc.	United States of America	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States of America	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842

Material	Smelter Name	Smelter Country	Smelter Identification
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	QuantumClean	United States of America	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tin	"Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company"	Viet Nam	CID002572
Tin	Alpha	United States of America	CID000292
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Magnu	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States of America	CID001142
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001188
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT REFINED BANGKA TIN	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468

Material	Smelter Name	Smelter Country	Smelter Identification
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	CID001477
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Tin Company Limited	China	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders Corp.	United States of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Kennametal Fallon	United States of America	CID000966
Tungsten	Kennametal Huntsville	United States of America	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Niagara Refining LLC	United States of America	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830